Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-157087 on Form S-11 of our report dated March 30, 2009, related to the consolidated financial statements of Wells Timberland REIT, Inc. appearing in the Annual Report on Form 10-K/A of Wells Timberland REIT, Inc. for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 5, 2009